UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

LIFELOGGER TECHNOLOGIES CORP.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

LIFELOGGER TECHNOLOGIES CORP.

11380 Prosperity Farms Road, Suite 221E,
Palm Beach Gardens, Florida 33410

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement are furnished to the holders of shares of the common stock, par value $0.001 per share (“Common Stock”), of Lifelogger Technologies Corp., a Nevada corporation (“Lifelogger,” “us,” “our” or the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below.

On February 22, 2017, our board of directors and a stockholder holding a majority of our voting power took action by written consent to approve the following action (the “Amendments”):

●	Approve an amendment to our amended and restated articles of incorporation (the “Restated Articles”), to increase our authorized capital stock from 125,000,000 to 500,000,000 shares, of which 495,000,000 will be common stock and 5,000,000 will be preferred stock, of which, 1,000 shares have been previously designated by the Corporation’s Board of Directors as Series A Preferred Stock (the “Series A Preferred Stock”) (the “Recapitalization”).

●	Approve an amendment to the Restated Articles to effect a reverse stock split of the outstanding shares of our common stock at the ratio of 1-for-30 (the “Reverse Stock Split”).

●	Approve an amendment to the Restated Articles to include certain rights and limitations on holders of the Common Stock (the “Common Stockholder Rights”).

Stockholders of record at the close of business on March 10, 2017 are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holder of the required majority of the voting power of our voting stock, no proxies were or are being solicited. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendments will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders and approval of the Financial Industry Regulatory Authority (FINRA). The Amendments will be effective after the expiration of such 20-day period and FINRA approval.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,
Palm Beach Gardens, Florida

March 16, 2017	/s/ Stewart Garner
Stewart Garner
Chief Executive Officer

LIFELOGGER TECHNOLOGIES CORP.

11380 Prosperity Farms Road, Suite 221E,
Palm Beach Gardens, Florida 33410

March 16, 2017

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about March 16, 2017, to the stockholders of record, as of March 10, 2017 (the “Record Date”), of LIFELOGGER TECHNOLOGIES CORP., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” “LIFELOGGER” or the “Company”). This Information Statement is being circulated to advise stockholders of an action already approved and taken without a meeting by written consent of a stockholder who holds a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is as follows:

●	Approve an amendment to our amended and restated articles of incorporation (the “Restated Articles”), to increase our authorized capital stock from 125,000,000 to 500,000,000 shares, of which 495,000,000 will be common stock and 5,000,000 will be preferred stock, of which, 1,000 shares have been previously designated by the Corporation’s Board of Directors as Series A Preferred Stock (the “Series A Preferred Stock”) (the “Recapitalization”).

●	Approve an amendment to the Restated Articles to effect a reverse stock split of the outstanding shares of our common stock at the ratio of 1-for-30 (the “Reverse Stock Split”).

●	Approve an amendment to the Restated Articles to include certain rights and limitations on holders of the Common Stock (the “Common Stockholder Rights”).

The Recapitalization, the Reverse Stock Split and the Common Stockholder Rights are hereinafter referred to as the “Amendments.”

On February 22, 2017, our board of directors unanimously approved the Amendments. Subsequent to our board of directors’ approval of the Amendments, our Chief Executive Officer, sole director and stockholder holding 51% of our voting power approved the Amendments (the “Consenting Stockholder”). The Consenting Stockholder and his approximate ownership percentage of our voting stock as of February 22, 2017, which total in the aggregate 51% of the voting rights under our Restated Articles, were as follows:

Name and Affiliation of Beneficial Holder	Type of Stock	Shares Beneficially Held	No. of Votes	Percent of Total Votes (1)
Steward Garner, CEO, CFO and Sole Director	Common	0	0	0
	Series A Preferred	1,000	71,792,052	51.0%
Total Shares/Votes			71,792,052	51.0%

(1) See Record Date and Voting Securities below.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendments will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders and approval of the Financial Industry Regulatory Authority (FINRA) as discussed below. The Amendments will be effective after the expiration of such 20-day period and FINRA approval.

Our common stock is currently quoted on the OTCQB tier of the OTC Markets, and pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 the Recapitalization will require FINRA’s approval in order for it to be recognized for trading purposes. Furthermore, the Recapitalization will result in a change in our CUSIP number. We will provide definitive information on our FINRA approval and new CUSIP number in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission prior to the effective date of the Recapitalization.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on March 10, 2017, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 120,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share of which, 1,000 shares have been designated as Series A Preferred. As of the Record Date, there were 68,976,677 shares of common stock issued and outstanding, held by 7 holders of record of our common stock. Each share of common stock is entitled to one vote per share. As of the Record Date, there were 1,000 shares of Series A Preferred Stock issued and outstanding. Each share of preferred stock is entitled to 50,000 votes on all matters submitted to a vote of the Company’s stockholders. In the event that such votes do not total at least 51% of all votes, then the votes cast by the holders of the Series A Preferred Stock shall be equal to 51% of all votes cast at any meeting of the Company’s stockholders or any issue put to the stockholders for voting.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the action described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes (“NRS”). NRS 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the action described in this Information Statement.

AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED CAPITAL STOCK

FROM 125,000,000 TO 500,000,000 SHARES

On February 22, 2017, our board of directors and a stockholder holding a majority of our voting power approved the Amendments, which will have the effect of increasing our authorized capital stock from 125,000,000 to 500,000,000 shares, of which 495,000,000 will be common stock, par value $0.001 per share and intact the previously authorized 5,000,000 shares of preferred stock, $0.001 par value per share, with such designations, rights and preferences as our board of directors may determine from time to time and the 1,000 shares of Series A Preferred Stock previously approved by our board of directors.

We currently have authorized capital stock of 125,000,000 shares, of which 120,000,000 shares are common stock and 5,000,000 are preferred stock of which 1,000 shares have been designated as Series A Preferred Stock. We have 68,976,677 shares of common stock and 1,000 shares of Series A Preferred Stock, respectively, issued and outstanding as of the Record Date. Upon effectiveness of the Amendments, our authorized capital stock will consist of 500,000,000 shares, of which 495,000,000 will be common stock and 5,000,000 will be preferred stock, of which 1,000 shares have been designated as Series A Preferred with 4,999,000 shares with such designations, rights and preferences as our board of directors may determine from time to time.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. There will be no change in the number of authorized preferred shares as a result of the increase in authorized shares. The unissued shares of preferred stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the preferred shares to acquire another company or its assets, or for any other corporate purpose stated. In connection with the anticipated continued growth of our business, our board of directors believes it is in our best interests to increase the number of authorized shares of common stock and to leave intact the previously authorized undesignated Preferred Stock and the Series A Preferred Stock. The additional shares of common stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts.

In addition, upon completion of the Recapitalization which will result in an increase in shares of common stock from 120,000,000 shares to 495,000,000 shares, an additional 375,000,000 shares of common stock will be available for issuance. The availability of these shares will enable the holders of the Common Stock Equivalents discussed below to acquire shares of our common stock. Currently, there are an insufficient number of shares of authorized common stock to satisfy these obligations. Our board of directors believes it is in the best interests of our company to accomplish this objective.

As of February 22, 2017, we had outstanding the following common stock equivalents (the “Common Stock Equivalents”):

Description	No. of Potentially Issuable Common Shares(1)
Common Stock Purchase Warrants (Exercise price - $0.2625/share)	850,000
Common Stock Purchase Warrants (Exercise price - $0.082/share)	250,000
Convertible Debt – Principal Amount $250,000 (Conversion price - $0.20/share(2))	1,349,888
Convertible Debt - Principal Amount $ 176,794(Conversion price - $0.20/share(2))	1,012,521
Convertible Debt - Principal Amount $ 87,912 (Conversion price - $0.20/share(2))	499,623
Convertible Debt - Principal Amount $515,000 (Conversion price - $0.20/share(2))	2,735,421
Stock options (exercise price -$0.10/share)	6,000,000
Total	12,697,453

(1) The number of shares of our Common Stock potentially issuable upon conversion or exercise of our Common Stock Equivalents. Common Stock Equivalents with a variable conversion rate is computed using 60% of the market price of our common stock as of February 22, 2017 and includes an aggregate of $78,590 of accrued interest on the Convertible Debt as of February 22, 2017.

(2) Assuming a conversion price of $0.20 per share which gives effect to the Reverse Stock Split on a pro forma basis and is 30 times the estimated conversion price as of the Record Date.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Recapitalization was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Recapitalization, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Our board believes that it is advisable and in the best interests of our company to have available authorized but undesignated shares of preferred stock in an amount adequate to provide for our future needs. The designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of preferred stock in connection with any financing.

Procedure for Effecting the Recapitalization

The Recapitalization will become effective at such time as a certificate of amendment to our Restated Articles is filed with the Secretary of State of Nevada. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendments will not be effected until at least 20 calendar days after the mailing of this Information Statement to our stockholders and approval of the Financial Industry Regulatory Authority (FINRA). The Amendments will be effective after the expiration of such 20-day period and FINRA approval.

Vote Required

Pursuant to NRS 78.385 and 78.390, the approval of the Recapitalization required a majority of our outstanding voting capital stock. As discussed above, the Consenting Stockholders have consented to the Recapitalization.

AMENDMENT OF OUR ARTICLES TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AT THE RATIO OF 1-FOR-30

General

The Consenting Stockholders have approved a resolution granting the Board the authority to effect the Reverse Stock Split, as described below. If the Board elects to implement the Reverse Stock Split, it will become effective through an amendment to the Restated Articles.

The Reverse Stock Split permits (but does not require) the Board to effect the Reverse Stock Split at a ratio (the “Reverse Stock Split Ratio”) of 1:30. The Board reserves its right not to effect the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Reasons for the Reverse Stock Split

The purpose of the proposed Reverse Stock Split is to decrease the number of outstanding shares of Common Stock in order to increase the market value of each share of Common Stock. Immediately following the Reverse Stock Split the per-share price of the Common Stock should generally increase proportionately with the Reverse Stock Split Ratio. For example, immediately following the Reverse Stock Split, you would expect the price of our shares of Common Stock to quintuple if the Company did a five-to-one consolidation of our shares of Common Stock. In the longer term, however, depending upon market and industry conditions and the status of our company, the Reverse Stock Split may have no effect, a positive effect or a negative effect on the value of the consolidated Common Stock.

We believe it is necessary to seek to increase the market price of the common shares by means of the Reverse Stock Split for the following purposes:

-	Give the Board Flexibility in Structuring Investments and Potential Change of Control Transactions. The Company’s business is experiencing a lack of revenue, and the Company is in immediate need of additional capital. To address its situation, the Company is considering various alternative plans. At least one alternative involves diversifying the Company’s business by acquiring an additional business or lines of business from other companies using its stock as consideration. The acquisition of any such business may require the issuance of a significant number of shares of capital stock (including a number well in excess of a majority if the acquired business is more valuable than the business of the Company). In addition, the target may request a consolidation of the Common Stock to ensure that desired ownership percentages by the other party to the transaction can be achieved without leaving the capitalization of the Company too large relative to the size of its business. In addition, in order to obtain financing, the Company may be required to consolidate its Common Stock in order to increase the market price since many investors will not invest in a stock with a trading price below a certain level.

-

Reduced Risk of the OTCQB Marketplace Delisting and Potential Reduction in Shares Issued Upon Conversion of Convertible Debts. By potentially increasing the market price of the Common Stock, the Reverse Stock Split would reduce the risk that shares of our Common Stock could be delisted from the OTCQB Marketplace. The continued listing rules of the OTCQB Marketplace require, among other things, that issuers maintain a minimum closing bid price of at least $0.01 per share. By potentially increasing the market price of the Common Stock, the Company will help maintain a minimum closing bid price above $0.01 per share.

In addition, since the conversion price of the debt underlying our convertible debentures which are included in the Common Stock Equivalents is based on the market price of our Common Stock, by potentially increasing the market price of the Common Stock, the Company may potentially be required to issue fewer shares of its Common Stock upon conversion of its convertible debts.

-	Increased Analyst, Adviser and Broker Interest. The Reverse Stock Split could increase analyst, broker and investor interest in our Common Stock as many of their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many investment banks, investment advisers, brokerages and investors houses have adopted internal policies and practices that either prohibit or discourage them from following low-priced stocks or recommending low-priced stocks to their customers. There is no assurance that the Reverse Stock Split would cause any such increase in financial industry interest.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase (proportionately to the reduction in the number of shares of our Common Stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split could be lower or higher than the total market capitalization before the Reverse Stock Split.

Effects of Reverse Stock Split

Of the 120,000,000 shares of pre-Reverse Stock Split common stock which are presently authorized, 68,976,677 shares are issued and outstanding as of February 22, 2017. The Reverse Stock Split does not change number of our authorized shares of common stock. The practical effect of the Reverse Stock Split will be to provide us with 66,677,454 additional authorized but unissued shares of our post-Reverse Stock Split common stock which, along with our proposed increase in authorized common stock from 120,000,000 to 495,000,000 will increase the total number of authorized but unissued shares of common stock available for future issuance to 480,003,324 after giving effect to the issuance of approximately 12,697,453 shares of post-Reverse Stock Split common stock upon conversion or exercise of the Common Stock Equivalents.

The following table presents information about our issued and outstanding common stock, shares reserved and shares available for future issuance, on a pre-Reverse Stock Split and post-Reverse Stock Split basis:

Description	Number of Shares
	Pre-Reverse Split		Post-Reverse Split(1)
Total Authorized Shares of our common stock	120,000,000		495,000,000
Less:
Issued and Outstanding Shares	68,976,677		2,299,223
Estimated Number of Shares to be Issued upon conversion of the Convertible Debentures (excluding shares issuable as interest thereon, if any)	51,023,323	(2)	12,697,453	(3)
Total Issued and Outstanding Shares of our common stock plus Shares Reserved	120,000,000		14,996,676
Unreserved Shares Available for Future Issuance	-		480,003,324

(1) Amounts estimated, subject to rounding.

(2) Amount reflects number of the number of shares of our Common Stock potentially issuable upon conversion or exercise of the Common Stock Equivalents to the extent there are a sufficient number of shares of our Common Stock.

(3) Assuming a conversion price of $0.20 per share which gives effect to the Reverse Stock Split on a pro forma basis and is 30 times the estimated conversion price in effect prior to the Reverse Stock Split, the aggregate number of shares issuable upon conversion or exercise of the Common Stock Equivalents on a pro forma basis is 12,697,453.

If the Recapitalization is not approved and filed, we will not have a sufficient number of authorized shares of common stock to permit conversion or exercise of the Common Stock Equivalents and the amounts due under our convertible debentures would become payable in cash. In view of the approval of the Recapitalization and the Reverse Stock Split by our board of directors, and by the Consenting Stockholder pursuant to the Written Consent, we believe that we will have sufficient shares to permit conversion or exercise of the Common Stock Equivalents.

Our board of directors and management also believe that it is prudent and advisable for us to retain a sufficient number of authorized shares now to better position ourselves with added flexibility to raise additional capital through a variety of possible financing transactions and/or consummate mergers, acquisitions, combinations and various other strategic alternatives, and in order to avoid delays that might otherwise arise if we were required to solicit shareholder approval for additional shares at the time of a proposed transaction.

Our authorized but unissued common stock may be issued at the direction of our board of directors at such times, in such amounts and upon such terms as our board of directors may determine, without further approval of our shareholders unless, in any instance, such approval is expressly required by law. The increase in the number of authorized common shares may affect the rights of existing holders of common shares to the extent that future issuances of common shares reduce each existing shareholder’s proportionate ownership and voting rights in our company. In addition, possible dilution caused by future issuances of common shares could be accompanied by a decline in the market price of our shares, assuming a market for our common stock continues.

The additional common stock that will be available for issuance following the Reverse Stock Split and the Recapitalization could have material anti-takeover consequences, including the ability of our board of directors to issue additional common shares without additional shareholder approval because unissued common stock could be issued by our board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further shareholder approval, our board of directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because shareholders do not have preemptive rights under our Articles of Incorporation, as amended, the rights of existing shareholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. In proposing the Reverse Stock Split and Recapitalization our board of directors was, in part, motivated by our desire to provide sufficient shares to permit conversion of our convertible debentures as an alternative to repaying it on its maturity date, as well as other business and financial considerations, and not by the threat of any attempt to accumulate shares or otherwise gain control of our company. However, shareholders should nevertheless be aware that approval of the Amendments could facilitate our efforts to deter or prevent changes of control in the future.

Other than as set forth herein, there are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock other than issuances upon conversions of our convertible debentures. Our board of directors does not intend to issue any additional common shares except on terms that it deems to be in the best interest of our company and our shareholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of shareholders, or any aspect of our business will materially change as a result of the Reverse Stock Split, except as impacted by the conversions of our convertible debentures.

At the Effective Time (as defined below), each lot of 30 pre-Reverse Stock Split shares of our common stock (the “Old Shares”), as determined by the Board, issued and outstanding immediately prior to the Effective Time will, automatically and without any further action on the part of our stockholders, be combined into and become one post-Reverse Stock Split share of our common stock (a “New Share”), subject to the treatment for fractional shares described below, and each certificate which, immediately prior to the Effective Time, represented Old Shares will be deemed, for all corporate purposes, to evidence ownership of New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

The Reverse Stock Split will be effected simultaneously for all of our then-existing Old Shares and the exchange ratio will be the same for all of our shares of outstanding our common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, subject to the treatment for fractional shares described below. See “Fractional Shares” below. The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as Old Shares. Pursuant to Article V of our Amended Articles, stockholders of the Company do not have preemptive rights to acquire additional shares of our common stock. The following table provides the effects of the Reverse Stock Split based on 120,000,000 shares of our common stock outstanding as of February 22, 2017.

Reverse Stock Split	Percentage Reduction in the Outstanding Shares of our common stock	our common stock Outstanding after the Reverse Stock Split	our common stock Available for Issuance after the Reverse Stock Split
1-for-30	96.7%	2,299,223	117,700,777	(1)

(1) Amount does not give effect to the potential issuance upon conversion or exercise of our Common Stock Equivalents or the increase from 120,000,000 to 495,000,000 in authorized shares of common stock. The increase in the common stock available for issuance after the Reverse Stock Split and the Increase in Authorized our common stock will be 492,700,777 excluding shares potentially issuable upon conversion or exercise of our Common Stock Equivalents.

A new CUSIP number will also be assigned to our common stock following the Reverse Stock Split.

Commencing at the Effective Time, all outstanding options, warrants and other convertible securities entitling holders thereof to purchase shares of our common stock would entitle such holders to receive, upon exercise of their securities, 1/30 th of the number of shares of our common stock which such holders may purchase upon exercise or conversion of their securities. In addition, commencing at the Effective Time, the exercise or conversion price of all outstanding options, warrants and our other convertible securities will be increased 30 times, based on the exchange ratio of the Reverse Stock Split.

Par Value Per Share of our common stock

As a consequence of the Reverse Stock Split, the par value per share of our common stock will remain at $0.001 per share.

Fractional Shares

No scrip or fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to receive a fractional share of our common stock. In lieu of issuing fractional shares, the Company will round up to one whole share of our common stock in the event a stockholder would be entitled to receive a fractional share of our common stock.

Effect on Voting Rights of, and Dividends on, our common stock

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split. The percentage of outstanding shares owned by each stockholder prior to the Reverse Stock Split will remain the same, except for adjustment as a consequence of rounding up of any fractional shares created by the Reverse Stock Split. See “Fractional Shares” above.

We do not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to our stockholders, other than in respect of the additional shares issued to all of our stockholders in the Reverse Stock Split as a consequence of rounding up of any fractional shares created by the Reverse Stock Split.

Effect on Liquidity

The decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split may decrease the liquidity in our common stock if the anticipated beneficial effects do not occur. See “Reasons for the Reverse Stock Split” above.

Certain U.S. Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), broker-dealers and tax-exempt entities. This summary is based on the Code, the U.S. Treasury Department regulations thereunder and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect. This summary addresses only those stockholders who hold their Old Shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the New Shares as capital assets.

Holders of our common stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

We are structuring the Reverse Stock Split in an effort to obtain the following consequences:

●	the Reverse Stock Split will qualify as a recapitalization under section 368(a)(1)(E) of the Code for U.S. federal income tax purposes;

●	stockholders should not recognize any gain or loss as a result of the Reverse Stock Split;

●	the aggregate basis of a stockholder’s Old Shares will become the aggregate basis of the New Shares held by such stockholder immediately after the Reverse Stock Split; and

●	the holding period of the New Shares will include the stockholder’s holding period for the Old Shares.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties. It was written solely in connection with the proposed Reverse Stock Split of our common stock.

Regulatory Effects. The Common Stock is currently registered under Section 12(g) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the Securities and Exchange Commission. If the proposed Reverse Stock Split were implemented, the Common Stock would continue to trade on the OTCQB Marketplace under the symbol “LOGG,” assuming the Company maintains compliance with its listing requirements; however, the Company would be required to obtain a new CUSIP number associated with post-Reverse Stock Split shares of Common Stock.

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the proposed Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The Proposed Reverse Stock Split May Decrease the Liquidity of the Common Stock. The liquidity of the Common Stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

Possible Anti-Takeover Effects of the Actions

As described in more detail above, the Reverse Stock Split will result in an effective increase in the number of authorized but unissued shares of our Common Stock. Under certain circumstances this could have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and our stockholders. The effective increase in the number of authorized but unissued shares of our Common Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempt, the effective increase in the number of authorized but unissued shares of our Common Stock may limit the opportunity for the Company’s stockholders to dispose of their shares at a higher price than may be available in a takeover attempt or under a merger proposal. Furthermore, the effective increase in the number of authorized but unissued shares of our Common Stock may have the effect of permitting the Company’s current management, including the current Board, to retain its position and place it in a better position to resist changes that stockholders may desire to make if they are dissatisfied with the conduct of the Company’s business. However, the Board did not approve the Reverse Stock Split with the intent that the Reverse Stock Split be used as a type of anti-takeover device.

In addition to the potential anti-takeover effects of an effective increase in the number of authorized but unissued shares of our Common Stock, certain provisions of the Restated Articles also could be used by management of the Company to prevent, delay or defer a transaction that might provide an above-market premium that is favored by a majority of the independent stockholders without further vote or action by the stockholders.

As described in more detail above, the Restated Articles provide that the Preferred Stock authorized by the Restated Articles may be issued from time to time in one or more series and authorizes the Board to fix or alter powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed on each additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The issuance of Preferred Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company by diluting their stock ownership. In addition, the ability of the Board to distribute shares of any class or series (within limits imposed by applicable law) as a dividend in respect of issued shares of Preferred Stock also could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company and effectively delay or prevent a change in control without further action by the stockholders.

While the aforementioned provision of the Restated Articles may be deemed to have possible anti-takeover effects, their approval and adoption was not prompted by any specific takeover threat currently perceived by management, and neither our management nor our Board views any provision of the Restated Articles as an anti-takeover mechanism. Except for the potential effects of the aforementioned provision, there are no anti-takeover provision in the Restated Articles, the Bylaws or other governing documents of the Company, and the Board currently has no plan to adopt any proposal or to enter into any other arrangement that may have material anti-takeover consequences.

Vote Required

Pursuant to NRS 78.207, 78.385 and 78.390, the approval of the Reverse Stock Split required a majority of our outstanding voting capital stock. As discussed above, the Consenting Stockholders have consented to the Reverse Stock Split.

Our common stock is currently quoted on the OTCQB Tier of the OTC Markets Group, and the Reverse Stock Split will require approval by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for it to be recognized for trading purposes. We expect to receive FINRA’s approval prior to the effective date of the Reverse Stock Split.

AMENDMENT OF OUR ARTICLES TO INCLUDE CERTAIN RIGHTS AND LIMITATIONS ON HOLDERS OF THE COMMON STOCK

Reasons for amendment to include certain rights and limitation on holder of common stock.

Our board of directors seeks to clarify certain rights and limitations of holders of our common stock by including the following new Section 5 to Article IV – Capital Stock:

Section 5. Rights of Holders of Common Stock. The following rights, powers, privileges and restrictions, qualifications, and limitations apply to the Common Stock.

(a) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock.

(b) Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be authorized by the Board) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote. Further, holders of the Common Stock shall have no right to vote on the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof (collectively, the “Preferences”), or on any amendment, alteration or repeal of the Preferences or the Preferred Stock, at any time, whether before or after the issuance thereof.

Purpose and Effect of the Proposed Amendment

The primary purpose of this amendment is to clarify that holders of the Common Stock do not have any rights to vote on the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof (collectively, the “Preferences”), or on any amendment, alteration or repeal of the Preferences or the Preferred Stock, at any time, whether before or after the issuance thereof. While the board of directors believes that the exclusive right to establish the Preferences lies with the board of directors pursuant to their authority to designate the rights and preferences of the Preferred Stock as provided for in Section 2 of Article IV, the board believes that it ought to clarify this right by including this amendment to the Restated Articles. Specifically, this proposed amendment is intended to invoke the provisions of NRS 78.390(2) which gives the holders of any class or series of outstanding shares the right to vote on an amendment that would adversely alter or change any of their preferences or relative or other rights unless the articles of incorporation specifically deny such right.

Anti-Takeover Effects of Amendment Adopting Common Stockholder Rights

We do not believe that the proposed amendment will have any anti-takeover effects. Rather, we believe the proposed amendment will bring certainty to the rights previously delegated to the board of directors and the rights of holders of our Preferred Stock and other classes of stock whose rights may be adverse to holders of our Common Stock. Also, we have not proposed the amendment adopting the Common Stockholder Rights as part of a plan by management to adopt a series of anti-takeover amendments and we do not presently intend to propose any anti-takeover measures in future proxy solicitations or shareholder consents. Our board believes that the benefit of clarifying the limitation on rights of holders of our Common Stock outweighs any disadvantages.

Vote Required

Pursuant to NRS 78.385 and 78.390, the approval of the Common Stockholder Rights required a majority of our outstanding voting capital stock. As discussed above, the Consenting Stockholders have consented to the Common Stockholder Rights.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common and preferred stock as of February 22, 2017 by the following persons:

●	Each person known by the Company to beneficially own more than 5% of the Company’s outstanding common stock,

●	Each of the named executive officers (as defined in Item 402 of Regulation S-K),

●	Each of our directors, and

●	All of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from February 22, 2017, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from February 22, 2017.

The amounts included in the table under “Post-Reverse Stock Split” give effect to the completion of the Reverse Stock Split.

Series A Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Stewart Garner, Chief Executive Officer and Director(1)	1,000	100.0%
All officers and directors as a group (one person):	1,000	100.0%

(1) Calculated on the basis of 1,000 issued and outstanding shares of Series A Preferred Stock as of February 22, 2017. Each share of Series A Preferred Stock entitles the holder to 50,000 votes on all matters submitted to a vote of the Company’s stockholders. In the event that such votes do not total at least 51% of all votes, then the votes cast by the holders of the Series A Preferred Stock shall be equal to 51% of all votes cast at any meeting of the Company’s stockholders or any issue put to the stockholders for voting.

Common Stock

	Pre-Reverse Stock Split			Post-Reverse Stock Split
	Amount and Nature of Beneficial Ownership		% of Class(1)	Amount and Nature of Beneficial Ownership		% of Class(2)
Stewart Garner, Chief Executive Officer, Chief Financial Officer and Director	71,792,052	(1)	51.0%	50,000,000	(2)	95.7%
All officers and directors as a group (one person)	71,792,052		51.0%	50,000,000		95.7%

(1) Based on 68,976,677 shares of common stock as of February 22, 2017 and 71,792,052 votes by holder of Series A Preferred Stock. The number of shares beneficially owned by Mr. Garner includes 71,792,052 votes by virtue of his ownership of 1,000 shares of Series A Preferred stock as disclosed above.

(2) Calculated on the basis of 2,299,223 issued and outstanding shares of common stock and 50,000,000 votes by virtue of Mr. Garner’s ownership of 1,000 shares of Series A Preferred stock as discussed above.

Changes in Control

We are unaware of any contract of other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to LIFELOGGER TECHNOLOGIES CORP., 11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, FL 33410, Attn: Stewart Garner, Chief Executive Officer, or by telephoning the Company at (561) 515-6928.

Our principal executive office is located at 11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, FL 33410. Our corporate website is http://www.lifelogger.com and our phone number is (561) 515-6928.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to LIFELOGGER TECHNOLOGIES CORP., 11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, FL 33410, Attn: Stewart Garner, Chief Executive Officer, or by telephoning the Company at (561) 515-6928.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

LIFELOGGER TECHNOLOGIES CORP.

March 16, 2017	/s/ Stewart Garner
Stewart Garner
Chief Executive Officer

EXHIBIT A

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090204

Filed in the office of	Document Number
Barbara K. Cegavske	20170078883-74
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/23/2017 8:50 AM
	Entity Number E0302542012-7

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Lifelogger Technologies Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

See the Articles of Amendment to the Amended and Restated Articles of Incorporation of Lifelogger Technologies Corp. attached hereto as Exhibit A amending Article IV of the corporation's Amended and Restated Articles of Incorporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.0%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

EXHIBIT A
ARTICLES OF AMENDMENT TO
To
AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

LIFELOGGER TECHNOLOGIES CORP.

Pursuant to NRS 78.390 under Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes), LIFELOGGER TECHNOLOGIES CORP., a Nevada corporation (the "Corporation"), pursuant to these Articles of Amendment to Amended and Restated Articles of Incorporation of the Corporation ("Articles of Amendment") hereby amends its Amended and Restated Articles of Incorporation (the "Articles"), as follows:

1. Article IV - Capital Stock is hereby amended by deleting Section 1 and replacing it with the following:

> Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue is 500,000,000 shares, of which 495,000,000 shares shall be Common Stock, par value $.001 per share (the "Common Stock") and 5,000,000 shares shall be Preferred Stock, par value $.001 per share (the "Preferred Stock") of which, 1,000 shares have been previously designated by the Corporation's Board of Directors as Series A Preferred Stock (the "Series A Preferred Stock").

2. Article IV - Capital Stock is hereby amended by adding the following new Section 4:

> Section 4. Stock Split. On the Effective Date of these Articles of Amendment, this Corporation will effect a Reverse Stock Split pursuant to which every thirty (30) issued and outstanding shares of the Corporation's previously authorized common stock, par value $0.001 per share (the "Old Common Stock") shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 (the "New Common Stock"). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby. No cash will be paid or distributed as a result of aforementioned Reverse Stock Split of the Corporation's Common Stock, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share.

3. Article IV - Capital Stock is hereby amended by adding the following new Section 5:

- 1 -

4. Effective Date. The effective date of these Articles of Amendment shall be the close of business on the date of approval by the Financial Industry Regulatory Authority (FINRA) as reflected in a Form 8-K to be filed by the Corporation with the Securities and Exchange Commission but in no event more than 90 days after the date of filing with Nevada Secretary of State.

5. Adoption of Amendment.

(a) These Articles of Amendment were approved by the Board of Directors of the Corporation by unanimous written consent in lieu of meeting on February 22, 2017.

(b) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51.0%.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of February 22, 2017.

LIFELOGGER TECHNOLOGIES CORP.

By: ______________________
Name: Stewart Garner
Title: Chief Executive Officer

- 2 -